Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-11323) pertaining to the ADVO, Inc. 401(k) Savings Plan (Plan Number 001) of our report dated June 23, 2006, with respect to the financial statements of the ADVO, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2005 and 2004, respectively.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

June 29, 2006